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                                                                    Exhibit 24.1



                               THE ROUSE COMPANY

                               POWER OF ATTORNEY
                               -----------------

          KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of THE ROUSE COMPANY, a Maryland corporation, constitutes and appoints MATHIAS J. DeVITO AND RICHARD G. McCAULEY, or either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority to sign for the undersigned and in his respective name as officer or director of the Company, such Registration Statement or Statements of the Company on Form S-3, or any successor or alternative Form, as may be filed from time to time (either separately or in connection with the Company's Form S-8 Registration Statement) with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, and any amendment or amendments to such Form S-3 Registration Statement or Statements, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, as herein authorized.




Dated:  March 16, 1993                      /s/ Anthony W. Deering     (SEAL)
                                            ---------------------------
                                                Anthony W. Deering